UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2004 (May 5, 2004)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-41863	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On May 5, 2004, National Health Investors, Inc. announced its first quarter earnings. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: May 6, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated May 5, 2004

EXHIBIT 99

For Release: May 5, 2004

Contact: Gerald Coggin Senior VP of Corporate Relations

Phone: (615) 890-9100

NHI reports first quarter results

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI) announced income from continuing operations for the first quarter ended March 31, 2004 of $13,614,000 or 49 cents per basic and diluted share of common stock compared to $10,530,000 or 38 cents per basic and 37 cents per diluted share of common stock for the same period in 2003.

Funds from operations, ("FFO") from continuing operations for the first quarter ended March 31, 2004 was $16,586,000 or 62 cents per basic and $16,618,000, or 60 cents per diluted share of common stock compared to $13,226,000 or 50 cents per basic and $13,264,000 or 49 cents per diluted share of common stock in 2003.

Income and FFO from continuing operations for the first quarter of 2003 excludes a $1,932,000 or seven cents per basic and diluted share of common stock gain on the sale of real estate.

The improvement in income from continuing operations for the first quarter ended March 31, 2004 was primarily due to gains on sales of marketable securities of $668,000, recovery of previous write downs of marketable securities of $687,000 and recovery of a previous write down of a mortgage note of $1,302,000. Interest expense also declined as a result of lower debt outstanding. Income from continuing operations for the first quarter of 2003 included loan loss expense of $1,500,000.

"At March 31, 2004, cash and marketable securities totaled approximately 79% of total debt outstanding," said President Andy Adams. "Even with this unsurpassed liquidity, our debt to capitalization ratio declined to 27.7%, the lowest level in our 12 year history."

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

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Page 2 NHI's first quarter results

Condensed Statements of Income
(in thousands except share and per share amounts)	Three Months Ended March
	2004	2003
Revenues:
Mortgage interest income	$4,851	$5,543
Rental income	12,213	13,357
Investment interest and other	2,133	1,644
Facility operating revenues	20,400	19,121
	39,597	39,665
Expenses:
Interest	3,120	3,988
Depreciation	3,538	3,773
Amortization of loan costs	37	183
Legal expense	149	(81)
Franchise and excise tax	70	396
General and administrative	856	714
Loan and security (recoveries)	(1,989)	1,500
Facility operating expense	20,202	18,662
	25,983	29,135

Income From Continuing Operations	13,614	10,530
Discontinued Operations:
Operating Loss - discontinued	(179)	(342)
Gain on sale of real estate	---	1,932
	(179)	1,590

Net Income	13,435	12,120
Dividends to preferred stockholders	397	397
Net income applicable to common stock	$13,038	$11,723

Income from continuing operations per common share:
Basic		$.49	$.38
Diluted		$.49	$.37

Discontinued operations per common share:
Basic	$	---	$.06
Diluted		$(.01)	$.06

Net income per common share:
Basic		$.49	$.44
Diluted		$.48	$.43

Funds from operations
Basic		$16,586	$13,226
Diluted		$16,618	$13,264

Funds from operations per common share
Basic		$.62	$.50
Diluted		$.60	$.49
Weighted average common shares
Basic	26,782,468	26,688,984
Diluted	27,071,585	26,944,523
Diluted Shares for FFO purposes	27,748,503	26,944,523

Dividends per common share	$.425	$.40

Balance Sheet Data
(in thousands)	March 31	December
	2004	2003
Real estate properties, net	$286,163	$289,465
Mortgages receivable, net	143,556	149,892
Preferred stock investment	38,132	38,132
REMIC investments	16,407	16,043
Cash and marketable securities	124,823	120,522
Debt	157,304	162,100
Convertible debt	1,210	1,351
Stockholders' equity	414,511	409,644

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Page 3 NHI's first quarter results

Reconciliation of Funds From Operations (1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended March 31
	2004	2003
(in thousands, except share and per share amounts)

Net income	$13,435	$12,120
Dividends to preferred stockholders	(397)	(397)

Net income applicable to common stockholders	13,038	11,723
Adjustments:
Real estate depreciation	2,972	3,093
Other Items:
Discontinued operations:
Operating loss - discontinued	179	342
Gain on sale of real estate	---	(1,932)
Dividends to preferred stockholders, if dilutive	397	---
Basic funds from operations applicable to common stockholders	16,586	13,226

Interest on convertible subordinated debentures	32	38

Diluted funds from operations applicable to common stockholders	$16,618	$13,264

Basic funds from operations per share	$.62	$.50
Diluted funds from operations per share	$.60	$.49

Shares for basic funds from operations per share	26,782,468	26,688,984
Shares for diluted funds from operations per share	27,748,503	26,944,523

(1)We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

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Page 4 NHI's first quarter results

National Health Investors, Inc. Portfolio Summary March 31, 2004

Portfolio Statistics	Investment
Properties	Investment	Percentage
Equity Ownership	94	286,163,000	64%
Mortgage Loan Receivables	72	159,963,000	36%
Total Real Estate Portfolio	166	446,126,000	100%

Equity Ownership	Properties	Beds	Investments
Nursing Homes	68	9,142	$ 183,726,000
Assisted Living	16	1,350	72,151,000
Medical Office Buildings	4	124,427 sq.ft.	11,217,000
Retirement Homes	5	471	11,176,000
Hospitals	1	55	7,893,000
	94		$ 286,163,000
Mortgage Loan Receivables	Properties	Beds	Investments
Nursing Homes	50	5,512	$ 131,188,000
Assisted Living	1	90	5,675,000
Retirement Homes	1	60	2,151,000
Developmentally Disabled	17	108	4,542,000
	69		$ 143,556,000
Remic	3	390	10,061,000
Remic II Investment	-	2,313	6,346,000
Total Mortgage Portfolio	72		$ 159,963,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Nursing Homes	121	74.27%	$ 331,321,000
Assisted Living	17	17.44%	77,826,000
Medical Office Buildings	4	2.51%	11,217,000
Retirement Homes	6	2.99%	13,327,000
Hospitals	1	1.77%	7,893,000
Developmentally Disabled	17	1.02%	4,542,000
	166	100.00%	$ 446,126,000
Portfolio by Operator Type:
	# of	Percentage of	Total
	Properties	Total Dollars	Dollars
Public	98	31.02%	$ 138,409,000
Regional	56	64.37%	287,182,000
Small Operator	12	4.60%	20,535,000
	166	100.00%	$ 446,126,000

Public Operators:	Percentage
	Of Total	Dollar
	Portfolio	Amount
National HealthCare Corp.	13.35%	59,554,000
National Health Investors, Inc.	4.50%	20,067,000
Community Health Systems, Inc.	3.26%	14,522,000
Sunrise Senior Living Services	3.14%	14,026,000
Mariner Post Acute Network	2.54%	11,333,000
Sun Healthcare	2.10%	9,378,000
HCA-The Healthcare Company	1.03%	4,587,000
Res-Care, Inc.	1.02%	4,542,000
Centennial HealthCare Corp.	0.09%	400,000
	31.02%	138,409,000
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Page 5 NHI's first quarter results

Summary of Facilities by State March 31, 2004

										Percent of
			Acute		Dev.	Asst.	Retire-		Current	Total
		LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
1	Florida	20		1	14	6		41	116,690,000	26.16%
2	Texas	28		2		1	1	32	97,778,000	21.92%
3	Tennesssee	21			3	3	2	29	39,041,000	8.75%
4	Missouri	9					1	10	27,129,000	6.08%
5	New Jersey	2				1		3	26,649,000	5.97%
6	Arizona	1				4		5	19,423,000	4.35%
7	Virginia	7						7	19,116,000	4.28%
8	Georgia	7						7	17,061,000	3.82%
9	New Hampshire	3					1	4	16,749,000	3.75%
10	Massachusetts	4						4	12,197,000	2.73%
11	Kansas	7						7	11,626,000	2.61%
12	Kentucky	3	1					4	9,320,000	2.09%
13	South Carolina	3				1		4	8,539,000	1.91%
14	Idaho	1					1	2	5,669,000	1.27%
15	Colorado	1						1	3,875,000	0.87%
16	Alabama	2						2	2,464,000	0.55%
17	North Carolina	0				1		1	1,995,000	0.45%
18	Illinois	0		1				1	1,622,000	0.36%
19	Wisconsin	1						1	1,441,000	0.32%
20	Washington	1						1	1,396,000	0.31%
		121	1	4	17	17	6	166	439,780,000	98.58%

								Remic II	6,346,000	1.42%
									446,126,000	100.00%